UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway Suite 100
Boca Raton FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2025, Greenlane Holdings, Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) because for the previous 30 consecutive business days, the closing bid price of the Company’s common stock was below the $1.00 per share minimum required for listing on The Nasdaq Capital Market. The Notice also noted that normally the Company would be afforded a 180-calendar day period to demonstrate compliance, however pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) due to the fact that the Company has effected a reverse stock split over the prior one-year period. Accordingly, the Company’s securities would be delisted from Nasdaq on April 9, 2025.

Accordingly, unless the Company requests an appeal of this determination by April 9, 2025, Nasdaq has determined that the Company’s securities will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on April 11, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration from Nasdaq (the “Delisting Determination”).

The Company intends to appeal the Delisting Determination on or before April 9, 2025, by requesting an appeal with a Nasdaq Hearings Panel. A request for an appeal will stay the delisting of the Company’s common stock pending the Nasdaq Hearings Panel’s decision. There are no assurances a favorable decision from the listing panel will be obtained or that the Company’s common stock will remain listed on The Nasdaq Capital Market.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases, use terms such as “intends,” “believes,” “potential,” “anticipates,” “estimates,” “expects,” “plans,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey the uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our plans to appeal the Delisting Determination, our ability to regain compliance with Nasdaq’s continued listing requirements and the outcome of any hearing we might request. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions we make that later turn out to be incorrect or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties, including risks related to our ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, the potential delisting of our shares from the Nasdaq Capital Market due to our failure to comply with the applicable rules, and the other risks set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated:	April 4, 2025	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer